SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 15, 2014
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Seattle, WA – October 15, 2014. Research Frontiers (Nasdaq: REFR) licensee Vision Systems and Vaupell, a leading supplier of interior components and assemblies to commercial aircraft OEMs, have partnered to offer a cabin-transforming SPD-Smart light-control system. This week at Vaupell’s AIX Americas booth (#730), Vision Systems’ electronically dimmable windows (EDWs) and control system, integrated with Vaupell’s window assembly, are being demonstrated to OEMs, airlines, and executives responsible for improving the commercial airline passenger experience.

Aircraft Interiors Expo Americas, a major commercial aircraft trade show for the cabin interiors and passenger comfort industries, is being held in Seattle October 14-16. This event also hosts the new Passenger Experience Conference, the premier conference and networking forum to discuss the vital strategic issues surrounding cabin innovation and passenger expectations within the cabin.

Vision Systems’ EDW system uses Research Frontiers patented SPD-Smart light-control film technology as the foundation that delivers unprecedented benefits to all passengers on board commercial airliners. At the touch of a button, passengers with window seats have the ability to instantly and precisely control the amount of daylight coming through their window. They can enjoy views while tuning the tint of their EDW to a comfortable level. Cabin-wide control of the amount of light, glare and heat entering the aircraft through windows dramatically improves the comfort and the flying experience for all passengers, regardless of where they are seated. The management and use of healthy daylighting, and the reduction of cabin heat and noise coming through windows, instantly transforms the interior at the touch of a button, and synergistically complements other cabin systems, such as interior mood lighting systems and in-flight entertainment systems, for an unequalled passenger experience.

Visitors to Vaupell’s booth can experience Vision Systems’ new Nuance Ultra Dark SPD-Smart EDW. This product offers airline passengers the widest range of light control between clear and extremely dark, and any level of tint in between. Nuance Ultra Dark provides cabin darkening sufficient for all passengers wishing to sleep, even on long-haul trips when the sun is shining directly on windows.

Vision Systems and Vaupell entered into a strategic partnership to present SPD-Smart EDW systems to transport category OEMs, including Vaupell’s longstanding customer Boeing. Vaupell is the world's leading supplier of plastics interior assemblies to OEM and Tier-1 aerospace manufacturers.

Joseph M. Harary, President and CEO of Research Frontiers, noted: “It has been an exciting week for Vision Systems and the SPD industry, with successful product introductions in both general aviation and in transport category aircraft. Yesterday Vision Systems announced that the Epic E1000 aircraft mockup, to be unveiled next week at the NBAA show in Orlando, features Vision Systems SPD-Smart EDWs. Today Vision Systems and their strategic partner Vaupell announced a new SPD-Smart EDW to improve the cabin experience for all airline passengers.”

The new Nuance Ultra Dark SPD-Smart EDW is one of many Vision Systems cutting edge solutions based on Vision Systems process innovations that confirm its leadership position in the solar protection market. Vision Systems’ Electronically Dimmable Windows are now available in different colors, multizone and different tint ranges from clear and ultra-dark and complete privacy. A unique green solution for solar protection is under development, an Electronically Dimmable Window producing its own energy from the sun thanks to transparent photovoltaic cells integrated into the glazing.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Research Frontiers Press Release dated October 15, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 15, 2014